PROVENTION BIO, INC.

UNDERWRITING AGREEMENT

Dallas, Texas

June __, 2018

MDB Capital Group LLC,

2425 Cedar Springs Road

Dallas, TX 75201

Ladies and Gentlemen:

The undersigned, Provention Bio, Inc., a company formed under the laws of the Delaware (“Company”), hereby confirms its agreement with MDB Capital Group LLC (hereinafter referred to as “you” (including its correlatives), the “Underwriter” or the “Representative”) as follows:

1. Qualified QIU. The Company hereby confirms its engagement of Dougherty & Company LLC (“Dougherty”) as, and Dougherty hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter” within the meaning of FINRA Rule 5121(f)(12) with respect to the offering and sale of the Shares (as hereafter defined). Dougherty, in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “QIU.” Dougherty hereby consents to the reference to it as set forth under the heading “Underwriting (Conflicts of Interest)” in the Preliminary Prospectus and the Prospectus (as defined in Section 3.1.1 below) and any amendment or supplement thereto.

2. Purchase and Sale of Shares.

2.1. Best Efforts. The Company proposes to issue and sell an aggregate of up to [●] shares of its common stock, par value $0.0001 per share (“Common Stock”), to investors deemed acceptable by the Company (the “Investors”). The shares of Common Stock to be sold by the Company are collectively called the “Shares.” The Underwriter agrees to act on a best efforts basis during the Offering Period (as defined in Section 2.1.2(iv) below), in connection with the offering and sale of the Shares (the “Offering”).

2.1.1. Nature and Purchase of Shares.

(i) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Shares, and on the basis of the representations, warranties and agreements herein contained, and the Underwriter agrees to use its best efforts to arrange for the sale of the Shares to the Investors. The Underwriter is under no obligation to arrange for the sale of any minimum number or dollar amount of Shares, and the Company agrees and acknowledges that there is no guarantee of the successful sale of the Shares, or any portion thereof. It is understood and agreed that the Underwriter is not under any obligation to financially underwrite or purchase any of the Shares for its own account or otherwise provide any financing. The Underwriter shall act solely as the Company’s agent and not as principal. The Underwriter shall have no authority to bind the Company with respect to any prospective offer to purchase Shares and the Company shall have the sole right to accept offers to purchase Shares and may reject any such offer, in whole or in part.

(ii) The Underwriter agrees to exercise its best efforts to arrange for the purchase by the Investors from the Company of up to 12,500,000 Shares at a purchase price of $[●] [94.75% of the per Share offering price] per share (the “Purchase Price”). The Shares are to be offered initially to the public at the Purchase Price, it being understood that the Purchase Price is not in excess of the price recommended by the QIU.

2.1.2. Shares Payment and Delivery.

(i) The purchase of Shares by each of the Investors shall be evidenced by the execution of a subscription agreement by each such Investor and the Company. The Underwriter shall use reasonable best efforts to assist the Company in obtaining performance by each Investor whose offer to purchase Shares has been solicited by the Underwriter and accepted by the Company, it being understood that the Underwriter shall not, except as otherwise provided herein, be obligated to disclose the identity of any potential investor not previously identified to the Company or have any liability to the Company in the event any investment is not consummated for any reason. In the event that any of the Underwriter receives any payment from an Investor in connection with the purchase of any Shares by such Investor, such payment shall be promptly transmitted to and deposited into the escrow account (the “Escrow Account”) established by the Company in connection with this offering with Continental Stock Transfer & Trust Company , as escrow agent (the “Escrow Agent”) pursuant to an escrow agreement, in the form attached hereto as Exhibit A (the “Escrow Agreement”). Among other things, the Underwriter shall forward any checks so received by the Underwriter to the Escrow Agent by noon of the next business day. The Underwriter and the Company shall instruct Investors to make wire transfer payments to [__________], for credit to [_______________] as Escrow Agent for the Provention Bio, Inc. and MDB Capital Group Escrow Account, Account No. [●], with the name and address of the Investor making payment. Payment on behalf of the Investors out of the Escrow Account for the Shares to be sold by the Company shall be made at the Closing Date to the Company in strict compliance with Rule 15c2-4 of the Securities and Exchange Commission (the “Commission”).

(ii) Delivery and payment for the Shares shall be made at 10:00 a.m., Eastern time, on a date mutually agreed to between the Company and the Underwriter (the time and date of such closing are called the “Closing Date”) at the offices of Golenbock Eiseman Assor Bell & Peskoe LLP, counsel to the Representative (“GEAB&P”), or at such other place (or remotely by facsimile or other electronic transmission) as shall be agreed upon by the Representative and the Company.

(iii) Delivery of the Shares shall be made through the facilities of the Depository Trust Company (“DTC”) unless the Underwriter shall otherwise instruct. The Shares shall be registered in such name or names and in such authorized denominations as the Underwriter may request in writing at least two (2) full Business Days prior to the Closing Date. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York, New York.

(iv) The “Offering Period” shall commence on the day that the Prospectus is first made available to Investors in connection with the Offering and shall continue until the “Offering Termination Date,” which shall be the earliest of (i) such date as jointly determined by the Company and the Representative when at least [●] of the Shares have been subscribed for by Investors and accepted by the Company (the “Minimum Amount”), (ii) the date that all of the Shares have been subscribed for by Investors and accepted by the Company, or (iii) [●], 2018. The Company and the Representative agree that unless the Minimum Amount is sold on or before the Offering Termination Date, all funds then held in the Escrow Account shall be returned promptly to the respective Investors as provided in the Escrow Agreement.

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2.2. Underwriter’s Warrants. The Company hereby agrees to issue and sell to the Representative on the Closing Date warrants to purchase that number of shares of Common Stock equal to an aggregate of 10% of the amount of Shares sold in the Offering (the “Underwriter’s Warrants”). The Underwriter’s Warrants as evidenced by the Underwriter’s Warrant Agreement, in the form attached hereto as Exhibit B, shall be exercisable, in whole or in part, pursuant to FINRA Rule 5110(g)(1), commencing three hundred sixty (360) days after the effective date of the Registration Statement (the “Effective Date”) and expiring five (5) years after the Effective Date at an initial exercise price per share of $[●] [125% of the per Share offering price]. The Underwriter’s Warrants and the shares of Common Stock issuable upon exercise thereof (“Warrant Shares”) are sometimes referred to herein collectively as the “Warrant Securities.” The Representative understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Warrant Securities and by its acceptance thereof shall agree that it will not, sell, transfer, assign, pledge or hypothecate the Warrant Securities, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities other than in accordance with FINRA Rule 5110.

2.3. Underwriter’s Commissions. As compensation for services rendered, on the Closing Date, the Company shall pay to the QIU, by wire transfer of immediately available funds on the Closing Date, a fee of $150,000 and expense reimbursement up to $15,000 (the “QIU Fee”), and to the Representative, by wire transfer of immediately available funds on the Closing Date, a selling commission computed at the rate of five and one quarter percent (5.25%) of the gross proceeds of the Shares sold in that Closing (the “Selling Commission”). The Selling Commission shall be paid to the Representative and split among the selected dealers in such amounts as agreed to among them.

3. Representations and Warranties of the Company. The Company represents and warrants to the Underwriter and the QIU as of the Applicable Time (as defined below) and as of the Closing Date, as follows:

3.1. Filing of Registration Statement.

3.1.1. Pursuant to the Act. The Company has filed with the Commission a registration statement and an amendment or amendments thereto, on Form S-1 (File No. 333-224801), including any related preliminary prospectus or prospectuses, including those that omitted information pursuant to Rule 430A, for the registration of the Shares under the Securities Act of 1933, as amended (the “Act”), which registration statement and amendment or amendments have been prepared by the Company in all material respects in conformity with the requirements of the Act and the rules and regulations of the Commission under the Act (the “Regulations”). Except as the context may otherwise require, such registration statement on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein by reference pursuant to Item 12 of Form S-1 and all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A of the Regulations and any registration statement filed pursuant to Rule 462(b)) is referred to herein as the “Registration Statement.” As used herein, the term “Preliminary Prospectus” shall mean the preliminary prospectus dated June [●], 2018 made part of the Registration Statement. The final prospectus in the form first furnished to the Underwriter for use in the Offering is hereinafter called the “Prospectus.” The Registration Statement has been declared effective by the Commission on the date hereof. “Applicable Time” means 4:00 p.m. on the Effective Date or such other time as agreed to in writing by the Company and the Representative.

3.1.2. Pursuant to the Exchange Act. The Company has filed with the Commission a Form 8-A (File Number ) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Shares. The registration of the Shares under the Exchange Act has been declared effective by the Commission on the date hereof.

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3.2. No Stop Orders, etc. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or the Registration Statement or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

3.3. Disclosures in Registration Statement.

3.3.1. 10b-5 Representation. At the respective times of use of the Preliminary Prospectus and Prospectus and the effectiveness of the Registration Statement and any post-effective amendments thereto (and at the Closing Date):

(i) The Preliminary Prospectus, Prospectus, Registration Statement and any post-effective amendments thereto did and will contain all material statements that are required to be stated therein in accordance with the Act and the Regulations, and will in all material respects conform to the requirements of the Act and the Regulations;

(ii) Neither the Preliminary Prospectus, the Prospectus nor the Registration Statement, nor any amendment or supplement thereto, on such dates, do or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 3.3.1(ii) does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriter by the Representative expressly for use in the Preliminary Prospectus, the Prospectus or the Registration Statement or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the names of the Underwriter and the QIU appearing in the “Underwriting” section of the Prospectus and the following additional disclosure contained in the “Underwriting” section of the Prospectus: (i) the fourth paragraph under “Underwriting,” and (ii) the statements in “Underwriting - Determination of Offering Price” (the “Underwriter’s Information”).

3.3.2. Disclosure of Agreements. The agreements and documents described in the Preliminary Prospectus, the Prospectus and the Registration Statement conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Act and the Regulations to be described therein or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Preliminary Prospectus or the Prospectus, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal or state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

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3.3.3. Prior Securities Transactions. No securities of the Company that are required to be “integrated” pursuant to the Act or the regulations thereunder with the offer and sale of the shares of Common Stock pursuant to the Registration Statement have been offered or sold, either prior to the initial filing of the Registration Statement or the Effective Date, by the Company or, to the Company’s knowledge, any of its affiliates or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company, except as disclosed in the Registration Statement.

3.4. Changes After Dates in Registration Statement.

3.4.1. No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the condition, financial or otherwise, of the Company taken as a whole; (ii) there have been no material transactions entered into by the Company required to be disclosed in the Prospectus or the Registration Statement, other than as contemplated pursuant to this Agreement; and (iii) no officer or director of the Company has resigned from any position with the Company.

3.4.2. Recent Securities Transactions, etc. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement and the Prospectus, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

3.5. Independent Accountants. To the knowledge of the Company, EisnerAmper LLP (“EisnerAmper”), whose report is filed with the Commission as part of the Registration Statement, are independent registered public accountants as required by the Act and the Regulations. EisnerAmper has not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

3.6. Financial Statements. The financial statements, including the notes thereto and supporting schedules, if any, included in the Preliminary Prospectus, the Prospectus and the Registration Statement fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement, if any, present fairly the information required to be stated therein. The Preliminary Prospectus, the Prospectus and the Registration Statement discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons required to be disclosed under Item 303(a)(4) of Regulation S-K.

3.7. Authorized Capital; Options, etc. The Company had, at the date or dates indicated in the Preliminary Prospectus, the Prospectus and the Registration Statement, the duly authorized, issued and outstanding capitalization as set forth therein. Based on the assumptions stated in the Preliminary Prospectus, the Prospectus and the Registration Statement, the Company will have on the Closing Date the adjusted stock capitalization set forth therein (as such adjusted stock capitalization may be further adjusted for the final determination of the shares of Common Stock to be issued upon conversion of the Company’s Series A Convertible Preferred Stock (“Series A Preferred Stock”). Except as set forth in, or contemplated by, the Registration Statement and the Prospectus, on the Effective Date and on the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued shares of Common Stock of the Company or any security convertible into shares of Common Stock of the Company, or any contracts or commitments on the part of the Company to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

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3.8. Valid Issuance of Securities, etc.

3.8.1. Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized Common and Preferred Stock of the Company conforms in all material respects to all statements relating thereto contained in the Preliminary Prospectus, the Prospectus and the Registration Statement. The offers and sales of the outstanding shares of Common and Preferred Stock were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of such shares of Common or Preferred Stock, as the case may be, exempt from such registration requirements.

3.8.2. Securities Sold Pursuant to this Agreement. The Shares have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Shares has been duly and validly taken. The Shares conform in all material respects to all statements with respect thereto contained in the Preliminary Prospectus, the Prospectus and the Registration Statement. The Warrant Shares issuable upon exercise of the Underwriter’s Warrants have been reserved for issuance upon the exercise thereof and, when issued in accordance with the terms of such securities will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; and all corporate action required to be taken for the authorization, issuance and sale of the Warrant Securities has been duly and validly taken. The Warrant Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement.

3.9. Registration Rights of Third Parties. Except as set forth in the Preliminary Prospectus, the Prospectus and the Registration Statement, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

3.10. Validity and Binding Effect of Agreements. This Agreement has been duly and validly authorized by the Company, and, when executed and delivered, will constitute, a valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal or state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

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3.11. No Conflicts, etc. The execution, delivery, and performance by the Company of this Agreement and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Certificate of Incorporation of the Company (as the same may be amended from time to time, the “Certificate of Incorporation”); or (iii) result in the Company’s violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business constituted as of the date hereof.

3.12. No Defaults; Violations. No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Certificate of Incorporation, or in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

3.13. Corporate Power; Licenses; Consents.

3.13.1. Conduct of Business. Except as described in the Preliminary Prospectus, the Prospectus and the Registration Statement, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Preliminary Prospectus and the Prospectus. The disclosures in the Preliminary Prospectus, the Prospectus and the Registration Statement concerning the effects of Federal, state, local and foreign regulation on this Offering and the Company’s business purpose as currently contemplated are correct in all material respects.

3.13.2. Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the securities and the consummation of the transactions and agreements contemplated by this Agreement and as contemplated by the disclosures in the Preliminary Prospectus and the Prospectus, except with respect to applicable Federal and state securities laws and regulations and the rules and regulations of The Nasdaq Stock Market and the Financial Industry Regulatory Authority, Inc. (“FINRA”).

3.14. D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s officers and directors immediately prior to the Offering, as well as in the Lock-Up Agreement provided to the Underwriter, is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each such officer or director to become inaccurate and incorrect.

3.15. Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any executive officer or director that is required to be disclosed in the Preliminary Prospectus, the Prospectus and the Registration Statement which has not been disclosed therein or in connection with the Company’s listing application for the listing of the shares of Common Stock on the Nasdaq Capital Market.

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3.16. Good Standing. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the Delaware as of the date hereof, and is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a Material Adverse Effect (as defined in Section 3.20).

3.17. Transactions Affecting Disclosure to FINRA.

3.17.1. Finder’s Fees. Except as described in the Preliminary Prospectus, the Prospectus and the Registration Statement, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any of its officers or directors with respect to the sale of the securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Underwriter’s compensation, as determined by FINRA.

3.17.2. Payments Within Twelve Months. Except as described in the Preliminary Prospectus, the Prospectus and the Registration Statement, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to the Company’s knowledge, to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Effective Date, other than payments to the Underwriter as provided hereunder in connection with the Offering.

3.17.3. Company Affiliate Membership. Except as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, to the knowledge of the Company, no Company Affiliate is an owner (of record or beneficially) of stock or other securities of any member of the FINRA (other than securities purchased on the open market).

3.17.4. Subordinated Loans. Except as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, to the knowledge of the Company, no Company affiliate has made a subordinated loan to any member of the FINRA.

3.17.5. Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

3.17.6. No other Options, etc. Except with respect to the Underwriter’s Warrant Agreement, the Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a potential underwriter in the Offering or a related person (as defined by FINRA rules) of such an underwriter within the 180-day period prior to the initial filing date of the Registration Statement.

3.17.7. FINRA Affiliation. To the Company’s knowledge, no officer, director or any beneficial owner of the Company’s unregistered securities (other than the record or beneficial holders of the Series A Preferred Stock) has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA) except as set forth in the Registration Statement. The Company will advise the Representative and the QIU if it learns that any officer, director or owner of at least 5% of the Company’s outstanding shares of Common Stock (or securities convertible into shares of Common Stock) is or becomes an affiliate or associated person of a FINRA member participating in the Offering.

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3.17.8. Other Arrangements. Except as described in the Registration Statement, the Preliminary Prospectus and the Prospectus and except with respect to the Underwriter in connection with the Offering, the Company has not entered into any agreement or arrangement (including, without limitation, any consulting agreement or any other type of agreement) during the 180-day period prior to the initial filing date of the Registration Statement, which arrangement or agreement provides for the receipt of any item of value and/or the transfer of any warrants, options, or other securities from the Company to a FINRA member or, the knowledge of the Company, any person associated with a member (as defined by FINRA rules), any potential underwriters in the Offering and any related persons.

3.18. Foreign Corrupt Practices Act. Neither the Company nor any of the directors, employees or officers of the Company or, to its knowledge, any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Effect as reflected in any of the financial statements contained in the Preliminary Prospectus, the Prospectus or (iii) if not continued in the future, might have a Material Adverse Effect. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

3.19. Officers’ Certificate. Any certificate pursuant to this Agreement signed by any duly authorized officer of the Company and delivered to the Representative shall be deemed a representation and warranty by the Company to the Underwriter and the QIU as to the matters covered thereby.

3.20. Possession of Licenses and Permits. The Company (A) possesses the licenses, permits, certificates, authorizations, consents and approvals (collectively, “Governmental Licenses”) issued by the appropriate governmental entities necessary to conduct its business as currently conducted as described in the Preliminary Prospectus, the Prospectus and the Registration Statement, and (B) has obtained all necessary Governmental Licenses from other persons necessary to conduct its business, except, in each case of clauses (A) and (B), (i) as described in the Preliminary Prospectus, the Prospectus and the Registration Statement or (ii) to the extent that any failure to possess any Governmental Licenses, provide any notice, make any filing, or obtain any Governmental Licenses would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the assets, business or operations of the Company or its subsidiaries taken as a whole (“Material Adverse Effect”); none of the Company and subsidiaries is in violation of, or in default under, any Governmental License, as except as would not reasonably be expected to have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has not received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

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3.21. Title to Property. The Company has legal and valid title to all assets and properties described as owned by it in the Preliminary Prospectus, the Prospectus and the Registration Statement (whether through fee ownership, mineral estates or similar rights of ownership), in each case free and clear of all liens, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and any real property or personal property held under lease by the Company is held under a lease that is valid, existing and enforceable by the Company with such exceptions as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and the Company has not received any written notice of any material claim that is adverse to the rights of the Company under any the lease.

3.22. Intellectual Property. Except as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, none of the Intellectual Property (as defined below) necessary for the conduct of the business of the Company, as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, is (i) to the Company’s knowledge, infringing, or otherwise in conflict with the Intellectual Property rights of any other person or entity; or (ii) to the Company’s knowledge, is being infringed, misappropriated or otherwise violated by any other person or entity. Except as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, to the Company’s knowledge, no Intellectual Property is required in order to carry on the business currently carried on by the Company as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. To the Company’s knowledge, the Company owns or has the right or license to use all of its Intellectual Property used in the conduct of the business of the Company as currently carried on by the Company, as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, but subject to such liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions or adverse rights of another person or entity, which, to the extent material, are described in the Registration Statement, the Preliminary Prospectus and the Prospectus. Except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company is not obligated to pay any material royalties, material license fees or similar material payment to any other person or entity with respect to any Intellectual Property. For the purposes of this Section 3.22 and this Agreement, the term “Intellectual Property” means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations in part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets, know-how (including all other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and confidential business information (including ideas, research and development, know how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, diagrams, specifications, customer and supplier lists, catalogs, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation) (whether purchased or internally developed), (g) all information systems and management procedures, (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium).

3.23. Compliance with Food and Drug Laws. Except as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, the conduct of the preclinical testing and clinical trials and manufacture of the products of the Company is in compliance, in all material respects, with all laws, rules and regulations applicable to such activities, including without limitation applicable good laboratory practices, good clinical practices and good manufacturing practices. The descriptions of the results of such tests and trials contained in the Registration Statement, the Preliminary Prospectus and the Prospectus are accurate in all material respects. The Company has not received a warning letter or clinical hold notice from the U.S. Food and Drug Administration (the “FDA”) or any non-U.S. counterpart of any of the foregoing, or any untitled letter or other correspondence or notice from the FDA or any other governmental authority or agency or any institutional or ethical review board alleging or asserting noncompliance with any law, rule or regulation applicable in any jurisdiction. The Company has not, either voluntarily or involuntarily, initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, field correction, market withdrawal or replacement, safety alert, warning, “dear doctor” letter, investigator notice, or other notice or action relating to an alleged or potential lack of safety or efficacy of any product or potential product of the Company, any alleged defect of any product of the Company, or any violation of any material applicable law, rule, regulation or any clinical trial or marketing license, approval, permit or authorization for any product of the Company. The Company has not received any written notices, correspondence or other communication from the FDA or other governmental regulatory agency or subdivision thereof, or any institutional or ethical review boards, asserting non-compliance with any applicable statutes, rules, regulations, orders, or other laws, or requiring or requesting the termination, suspension or modification of any preclinical or clinical studies, tests, investigations, or trials conducted by, or on behalf of, the Company or in which the Company has participated.

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3.24. Company IT Systems. The Company owns or has a valid right to access and use all computer systems, networks, hardware, software, databases, websites and equipment used to process, store, maintain and operate data, information and functions necessary for the conduct of its business (the “Company IT Systems”), except where the failure to own or have right to access the Company IT Systems would not reasonably be expected to have a Material Adverse Effect. The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company as currently conducted, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

3.25. Environmental Laws. Except as described in the Preliminary Prospectus, the Prospectus and the Registration Statement, (A) the Company is not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (B) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance in all material respects with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company, and (D) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company relating to Hazardous Materials or any Environmental Laws.

3.26. Payment of Taxes. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or where such matters are the result of a pending bona fide dispute with taxing authorities, (A) the Company has accurately prepared and timely filed all federal, state, foreign and other tax returns or other statements that are or were required to be filed by it, if any, and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which it is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), (B) no deficiency assessment with respect to a proposed adjustment of the Company’s federal, state, local or foreign taxes is pending or, to the Company’s knowledge, threatened, (C) since the date of the most recent audited financial statements, the Company has not incurred any liability for taxes other than in the ordinary course of its business, and (D) there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company.

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3.27. Insurance. The Company carries, or is covered by, insurance (issued by insurers of recognized financial responsibility) in such amounts and covering such risks as is appropriate for the conduct of its entire business and the value of its assets, all of which insurance is in full force and effect in all material respects.

3.28. Investment Company Act. The Company is not, nor upon the sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in the Preliminary Prospectus, the Prospectus and the Registration Statement under the caption “Use of Proceeds”, will the Company be, an “investment company” or an entity “controlled” by an “investment company” (as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder).

3.29. Employment Laws Compliance. The Company has not violated, or received any notice of any violation with respect to, any law, rule, regulation, order, decree or judgment applicable to it and its business, including those relating to transactions with affiliates, environmental, safety or similar laws, federal or state laws relating to discrimination in the hiring, promotion or pay of employees, federal or state wages and hours law, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

3.30. Money Laundering Laws. The Company has not, and, to the Company’s knowledge, none of the officers, directors, employees or agents purporting to act on behalf of the Company or a subsidiary, as applicable, has, made any payment of funds of the Company or a subsidiary or received or retained any funds in violation of any law, rule or regulation relating to the “know your customer” and anti-money laundering laws of any jurisdiction (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any governmental entity involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

3.31. OFAC. The Company has not, and, to the Company’s knowledge, none of its directors, officers, agents or employees purporting to act on behalf of the Company is currently the target of or reasonably likely to become the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently the target of any U.S. sanctions administered by OFAC.

3.32. Lock-up Agreements.

3.32.1. Each of the Company’s officers, directors, employees and holders of 5% or more of its Common Stock (the “Lock-Up Parties”) have agreed that for a period of one year from the Effective Date of the Registration Statement (the “Lock-Up Period”), such persons and their affiliated parties shall not sell, contract to sell, grant any option for the sale or otherwise dispose of any of our equity securities, or any securities convertible into or exercisable or exchangeable for the Company’s equity securities, without the consent of the Representative. Notwithstanding the foregoing, the restrictions on the Lock-Up Parties will not apply to shares of Common Stock purchased in the Offering or otherwise acquired by the Lock-Up Party in a public market transaction. The Representative may consent to an early release from the Lock-Up period if, in its opinion, the market for shares of Common Stock would not be adversely impacted by sales and in cases of financial emergency of an officer, director or other stockholder. The Company will cause each of the Lock-Up Parties to deliver to the Representative the written agreement of each Lock-Up Party to the foregoing.

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3.32.2. As of the Closing Date, each of the holders of Common Stock (other than the Lock-Up Parties) have agreed that for a period of 180 days from the Effective Date not to sell, contract to sell, grant any option for the sale or otherwise dispose of any of our equity securities, or any securities convertible into or exercisable or exchangeable for the Company’s equity securities, without the consent of the Representative.

3.33. Subsidiaries. The Company has no subsidiary that is a “significant subsidiary” of the Company within the meaning of Rule 1.01 of Regulation S-X under the Act.

3.34. Related Party Transactions. Except as disclosed in the Prospectus and the Registration Statement, there are no business relationships or related party transactions involving the Company or any other person required to be described in the Prospectus that have not been described as required.

3.35. Board of Directors. The Board of Directors of the Company is comprised of the persons set forth under the heading of the Prospectus captioned “Management”. The qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of the Nasdaq Capital Market.

3.36. Sarbanes-Oxley Compliance.

3.36.1. Disclosure Controls. The Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 of the Exchange Act, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

3.36.2. Compliance. On the Effective Date, the Company was in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 applicable to it, and has implemented such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefore) with all the material provisions of the Sarbanes-Oxley Act of 2002.

4. Covenants of the Company. The Company covenants and agrees as follows:

4.1. Amendments to Registration Statement. The Company will deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date, and it will not file any such amendment or supplement to which the Representative shall reasonably object in writing.

4.2. Federal Securities Laws.

4.2.1. Compliance. During the time when a Prospectus is required to be delivered under the Act, the Company will use its best efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Shares is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriter , the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission, subject to Section 4.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

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4.2.2. Filing of Final Prospectus. The Company will file the Prospectus (in form and substance satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

4.2.3. Exchange Act Registration. For a period of three years from the Effective Date, the Company (i) will use its reasonable best efforts to maintain the registration of the shares of Common Stock under the provisions of the Exchange Act and (ii) will not deregister the shares of Common Stock under the Exchange Act without the prior written consent of the Representative. The foregoing requirements shall automatically terminate in the event that the Company, directly or indirectly, in one or more related transactions, (1) sells, transfers or otherwise disposes of all or substantially all of its assets to any other person, or (2) consummates a stock or share purchase agreement or other business combination (including, without limitation, a merger, consolidation, reorganization, recapitalization, spin-off or scheme of arrangement) with any other person whereby such other person acquires more than 50% of the outstanding shares of the Company’s voting stock and the Company is not the surviving entity.

4.2.4. Free Writing Prospectuses. The Company represents and agrees that it has not made and will not make any offer relating to the Shares that would constitute an issuer free writing prospectus, as defined in Rule 433 of the 1933 Act, without the prior consent of the Representative. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that its will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus” as defined in Rule 433, and has complied and will comply with the applicable requirements of Rule 433 of the 1933 Act, including timely Commission filing where required, legending and record keeping.

4.3. Delivery to Underwriter of Prospectuses. The Company will deliver to the Underwriter, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act such number of copies of each Prospectus as the Underwriter may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to the Representative two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

4.4. Effectiveness and Events Requiring Notice to the Representative. The Company will notify the Representative immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 4.4 hereof that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

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4.5. Financial Public Relations Firm. As of the Effective Date, the Company shall have retained a financial public relations firm (“I.R.”) reasonably acceptable to the Representative, and the Company shall retain such firm or another firm for a period of not less than two years after the Effective Date. Tiberand Strategic Advisors, Inc. is acceptable to the Representative to act as I.R. firm for the Company.

4.6. Reports to the Representative.

4.6.1. Periodic Reports, etc. For a period of three years from the Effective Date, the Company will furnish to the Representative copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities.

4.6.2. Transfer Sheets. For a period of three years from the Effective Date, the Company shall retain a transfer and registrar agent acceptable to the Representative (the “Transfer Agent”) and will furnish to the Representatives at the Company’s sole cost and expense such transfer sheets of the Company’s securities as the Representative may reasonably request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC. Computershare Limited is acceptable to the Representative to act as Transfer Agent for the Company’s shares of Common Stock.

4.7. Payment of Expenses.

4.7.1. General Expenses Related to the Offering. The Company hereby agrees to pay on the Closing Date all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (i) all filing fees and communication expenses relating to the registration of the Shares to be sold in the Offering with the Commission; (b) all filing fees associated with the review of the Offering by FINRA; (c) all fees and expenses relating to the listing of the shares of Common Stock on the Nasdaq Capital Market and such other stock exchanges as the Company and the Underwriter together determine; (d) all fees, expenses and disbursements relating to the registration or qualification of the Shares under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Shares under the securities laws of such foreign jurisdictions as the Underwriter may reasonably designate; (f) the costs of all mailing and printing of the Registration Statements, Preliminary Prospectuses, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Underwriter may reasonably deem necessary; (g) the costs and expenses of its public relations firm, if any; (h) the costs of preparing, printing and delivering certificates representing the Shares and fees and expenses of the Transfer Agent for the shares of Common Stock; (i) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriter; (j) the fees and expenses of the Company’s accountants; (k) the fees and expenses of the Company’s legal counsel and other agents and representatives; and (l) the Company’s actual “road show” expenses for the Offering. The Representative has the right, upon delivery to the Company of bona fide receipts, to deduct from the net proceeds of the Offering any advance made by the Underwriter to pay for the expenses of the Company.

4.7.2. Non-accountable Expenses. The Company further agrees that, in addition to the expenses payable pursuant to Section 4.7.1, on the Closing Date it will pay to the Representative a non-accountable expense allowance equal to 0.37% of the gross proceeds of the Offering by deduction from the proceeds of the Offering contemplated herein.

4.8. Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Estimated Use Of Proceeds” in the Prospectus.

4.9. Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning after the Effective Date.

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4.10. Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or stockholders (without the consent of the Representative) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

4.11. Internal Controls. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.12. Accountants. As of the Effective Date and for a period of at least three years after the Effective Date, the Company shall retain a nationally recognized independent certified public accounting firm reasonably acceptable to the Representative.

4.13. Lock-Up. The Company agrees that, without the prior written consent of the Representative, it will not to sell, transfer or pledge, or offer to do any of the same, directly or indirectly, any of its securities for a period of one year from the Effective Date of the Registration Statement, other than (i) securities contemplated for issuance by this Agreement or the Preliminary Prospectus, (ii) securities issuable upon exercise or conversion of Company securities outstanding as of the date of this Agreement, (iii) securities reserved for issuance under the Company’s Equity Incentive Plan or any successor plan, and (iv) securities issuable in connection with sponsored research, collaboration, technology license, acquisition, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Company that, when added with the aggregate number of shares of Common Stock (including shares underlying (directly or indirectly) any such securities previously issued in accordance with this Section 4.13(iv), do not exceed an aggregate of [●] shares of Common Stock (including shares underlying (directly or indirectly) any such securities that are convertible into Common Stock).

4.14. Director and Officer Insurance. As of the Closing, the Company will have obtained director and officer insurance in an aggregate coverage amount of not less than $5,000,000, to be effective as of the Closing, under a form of insurance policy that is reasonably acceptable to the Representative.

4.15. Electronic Prospectus. The Company shall cause to be prepared and delivered to the Representative, at the Company’s expense, promptly, but in no event later than two (2) Business Days from the date of this Agreement, an Electronic Prospectus to be used by the Underwriter in connection with the Offering. As used herein, the term “Electronic Prospectus” means a form of prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the other Underwriter to offerees and purchasers of the Shares for at least the period during which a prospectus relating to the Shares is required to be delivered under the Act; (ii) it shall disclose the same information as the paper prospectus and prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow recipients thereof to store and have continuously ready access to the prospectus at any future time, without charge to such recipients (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative within the period when a prospectus relating to the Shares is required to be delivered under the Act, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

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4.16. Reservation of Warrant Shares. The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable upon exercise of the Underwriter’s Warrants outstanding from time to time.

4.17. Background Searches. Not later than the Effective Date, the Representative, at its expense, will have obtained a background search, that is reasonably acceptable to the Representative, of each senior officer and director of the Company, giving a report of the person’s employment, education, business endeavors, and credit history among other things.

5. Conditions of Underwriter’s Obligations. The several obligations of the Underwriter and the QIU, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company, as of the date hereof and as of the Closing Date, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

5.1. Regulatory Matters.

5.1.1. Effectiveness of Registration Statement. The Registration Statement shall have become effective not later than 5:00 P.M., Eastern time, on the date of this Agreement or such later date and time as shall be consented to in writing by you, and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

5.1.2. FINRA Clearance. By the Effective Date, the Representative shall have received oral clearance from FINRA as to the amount of compensation allowable or payable to the Underwriter as described in the Registration Statement.

5.1.3. Nasdaq Clearance. On the Closing Date, the Company’s shares of Common Stock, including the Shares, shall have been approved for listing on the Nasdaq Capital Market.

5.2. Company Counsel Matters. On the Closing Date, the Representative shall have received the favorable opinion and negative assurance letter of Lowenstein Sandler LLP, counsel to the Company (“LS”), dated the Closing Date, addressed to the Representative, in form and substance reasonably satisfactory in all respects to the Representative and GEAB&P.

5.3. Cold Comfort Letter. At the time this Agreement is executed, and at the Closing Date, the Representative shall have received a cold comfort letter, addressed to it, and in form and substance reasonably satisfactory in all respects to the Representative and the Representative’s Counsel, from EisnerAmper dated, respectively, as of the date of this Agreement and as of the Closing Date.

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5.4. Officers’ Certificates.

5.4.1. Officers’ Certificate. At the Closing Date, the Representative shall have received a certificate of the Company signed by the Chief Executive Officer of the Company, dated the Closing Date, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, and that the conditions set forth in Section 5.5 hereof have been satisfied as of such date and that, as of the Closing Date, the representations and warranties of the Company set forth in Section3 hereof are true and correct. In addition, the Representative will have received such other and further certificates of officers of the Company as the Representative may reasonably request.

5.4.2. Secretary’s Certificate. At the Closing Date, the Representative shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date, certifying: (i) that the Certificate of Incorporation is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified; (iii) all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

5.5. No Material Changes. Prior to and on the Closing Date: (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus taken as a whole; (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any officers or directors before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus; (iii) no stop order shall have been issued under the Act and no proceedings therefore shall have been initiated or threatened by the Commission; and (iv) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.6. Delivery of Agreements.

5.6.1. Effective Date Deliveries. On the Effective Date, the Company shall have delivered to the Representative an executed copy of this Agreement.

5.6.2. Closing Date Deliveries. On the Closing Date, the Company shall have delivered to the Underwriter the Shares.

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6. Indemnification.

6.1. Indemnification of Underwriter.

6.1.1. General. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriter, and each dealer selected by the Representative that participates in the offer and sale of the Shares (each a “Selected Dealer”) and each of their respective directors, officers and employees and each person, if any, who controls any such Underwriter (“Controlling Person”) within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing for or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriter and the Company or between any of the Underwriter and any third party or otherwise) (collectively, “Loss”) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i)  the Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Section 6, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission, any state securities commission or agency, Nasdaq Capital Market or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with the Underwriter’s Information. The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Shares or in connection with the Registration Statement or Prospectus.

6.1.2. Indemnification of the QIU. Without limitation of and in addition to its obligations under the other paragraphs of this Section 6, the Company agrees to indemnify, defend and hold harmless the QIU, its directors, officers, employees and each Controlling Person of the QIU, if any, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the QIU or any such person may incur, insofar as such loss, damage, expense, liability or claim arises out of or is based upon the QIU’s acting as a “qualified independent underwriter” (within the meaning of FINRA Rule 5121) in connection with the Offering contemplated by this Agreement, and the Company agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, damage, expense, liability or claim; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished by the Company by the QIU specifically for use in the Registration Statement or Prospectus.

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6.1.3. Procedure; Settlement. If any action is brought against an Underwriter, a Selected Dealer, the QIU or a Controlling Person in respect of which indemnity may be sought against the Company pursuant to this Section 6.1, such Underwriter, the QIU or such Selected Dealer shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter, the QIU or such Selected Dealer, as the case may be) and payment of actual expenses. Any delay in notice will not relieve the Company of any liability to an indemnified party, except to the extent that the Company demonstrates that the delay prejudiced the defense of the action. Such Underwriter, the QIU, such Selected Dealer or Controlling Person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter, the QIU, such Selected Dealer or Controlling Person unless (i) counsel for the Representative reasonably determines that it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and the party being indemnified, or (ii) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (iii) the Company shall not have employed counsel to have charge of the defense of such action, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys (in addition to local counsel) selected by the Underwriter, QIU, Selected Dealer and/or Controlling Person shall be borne by the Company and paid as incurred or, at the option of the indemnified party, advanced pursuant to Section 6.1.5. Notwithstanding anything to the contrary contained herein, if any Underwriter, QIU, Selected Dealer or Controlling Person shall assume the defense of such action as provided above, the Company shall have the exclusive right to settle the claim or proceeding provided that the Company will not settle any such claim, action or proceeding (i) without the prior written consent of the Representative, which will not be unreasonably withheld, and (ii) unless such settlement includes an unconditional release of each indemnified party from any liabilities arising out of such claim or proceeding. The Company shall not be liable under this Section 6.1 for any settlements entered into by an Underwriter, QIU, Selected Dealer or Controlling Person without the Company’s prior written consent, which shall not be unreasonable withheld, delayed or conditioned, except that if the Company is required to and nonetheless fails to reimburse or advance the expenses of such defense, then the Company shall be bound by any determination made in the action or by any compromise or settlement made by the indemnified party without the Company’s written consent, subject to the requirements of Section 6.1.4.

6.1.4. Settlement without Consent if Failure to Reimburse or Advance. If at any time an Underwriter, a Selected Dealer, the QIU or a Controlling Person shall have requested the Company to reimburse or advance to the indemnified party its fees and expenses, including those of counsel, the Company agrees that it shall be liable for any settlement of the nature contemplated by Section 6.1.3 effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Company of the aforesaid request, (ii) the Company shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into, and (iii) the Company shall not have reimbursed or advanced to such Underwriter, such Selected Dealer, the QIU or Controlling Person in accordance with such request prior to the date of such settlement, unless such failure to reimburse or advance to such Underwriter, such Selected Dealer, the QIU or Controlling Person is based on a dispute with a good faith basis as to either the obligation of the Company arising under this Section 6 to indemnify such Underwriter, such Selected Dealer, the QIU or Controlling Person or the amount of such obligation, and the Company shall have notified such Underwriter, such Selected Dealer, the QIU or Controlling Person of such good faith dispute prior to the date of such settlement.

6.1.5. Advances. Notwithstanding any other provision hereof, the Company shall advance, to the extent not prohibited by law, all expenses reasonably anticipated to be incurred by or on behalf of an Underwriter, a Selected Dealer, the QIU or Controlling Person in connection with any proceeding, whether pending or threatened, within fifteen (15) days of receipt of a statement or statements from such indemnified parties, or any of them, requesting such advances from time to time. This advancement obligation shall include any retainers of counsel engaged by indemnified parties. Any statement requesting advances shall evidence the expenses anticipated or incurred by the indemnified party with reasonable particularity and may include only those expenses reasonably expected to be incurred within the 90-day period following each statement. In the event some portion of the amounts advanced are unused, or in the event a court of ultimate jurisdiction determines that the indemnified parties are not entitled to be indemnified against certain expenses, the recipient shall return the unused or disallowed portion of any advances within thirty (30) days of the final disposition of any proceeding to which such advances pertain.

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6.2. Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all Loss, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with the Underwriter’s Information. In case any action shall be brought against the Company or any other person so indemnified based on the Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the Underwriter by the provisions of Section 6.1.2.

6.3. Contribution.

6.3.1. Contribution Rights. In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 6 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 6, then, and in each such case, the Company and the Underwriter shall contribute to the aggregate Losses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriter, as incurred, in such proportions that the Underwriter is responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 6.3.1, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay in respect of such Losses. For purposes of this Section, each director, officer and employee of an Underwriter or the Company, as applicable, and each person, if any, who controls an Underwriter or the Company, as applicable, within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter or the Company, as applicable. The QIU, in its capacity as “qualified independent underwriter” (within the meaning of FINRA Rule 5121), shall in no event be required to contribute any amount in excess of the amount the compensation received by the QIU for acting in such capacity exceeds the amount of any damage which the QIU has otherwise been required to pay by reason of the QIU’s acting in such capacity in connection with the Offering contemplated by this Agreement.

6.3.2. Contribution Procedure. Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the omission to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available. Each Underwriter’s obligations to contribute pursuant to this Section 6.3 are several and not joint.

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7. Additional Covenants.

7.1. Board Composition and Board Designations. The Company shall ensure that: (i) the qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and with the listing requirements of Nasdaq or any other national securities exchange or national securities association, as the case may be, in the event the Company seeks to have its Shares listed on another exchange or quoted on an automated quotation system, and (ii) if applicable, at least one member of the board of directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

7.2. Prohibition on Press Releases and Public Announcements. The Company will not issue press releases or engage in any other publicity, without the Representative’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, for a period ending at 5:00 p.m. Eastern time on the first business day following the 25th day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business.

7.3. Blue Sky Compliance. The Company shall be responsible for the qualification or registration of the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions in the United States designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the shares of Common Stock, if such filings are so required. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment. The Company, at its expense, will cause its counsel to provide to the Representative a Blue Sky Memorandum no later than the Effective Date, in such quantities as the Underwriter reasonably request, for its use and the use of the selling members in connection with the offer and sale of the Shares. The Company will, from time to time, prepare and file such statements, reports, certificates, notices and other forms and documents as are or may be required to continue such qualifications in effect for so long as the Representative may request for the distribution of the Shares.

7.4. Free Writing Prospectuses. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter. Any such free writing prospectus consented to by the Company is hereinafter referred to as an “Underwriter Free Writing Prospectus.”

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8. Effective Date of this Agreement and Termination Thereof.

8.1. Effective Date. This Agreement shall become effective when both the Company, the Representative and the QIU have executed the same and delivered counterparts of such signatures to the other party.

8.2. Termination. You shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the NYSE Euronext, the Nasdaq Global Market or the Nasdaq Capital Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or an increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Shares, or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder, or (viii) if the Representative shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Representative’s reasonable judgment would make it impracticable to proceed with the offering, sale and/or delivery of the securities or to enforce contracts made by the Underwriter for the sale of the securities.

8.3. Expenses. In the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Underwriter their actual and accountable out of pocket expenses related to the transactions contemplated herein up to a maximum of $185,000 for all such expenses.

8.4. Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 6 of this Agreement or any part hereof.

9. Miscellaneous.

9.1. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by either facsimile transmission or electronic mail and in either case confirmed and shall be deemed given when so delivered or faxed or emailed and confirmed or if mailed, two days after such mailing.

If to the Representative:

MDB Capital Group LLC

2425 Cedar Springs Road

Dallas, TX 75201

Attn: Anthony DiGiandomenico

Fax No.: (310) 526-5020

Copy to (which shall not constitute notice):

Golenbock Eiseman Assor Bell & Peskoe LLP

711 Third Avenue, 17th Floor

New York, NY 10017

Attn: Andrew D. Hudders, Esq.

Fax: (212) 754-0330

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If to the QIU:

Dougherty & Company LLC

90 South Seventh Street, Suite 4300

Minneapolis, MN 55402

Attn: Randy Hines

Fax No.: [__________]

If to the Company:

Provention Bio, Inc.

P.O. Box 666

Oldwick, New

Jersey 08858

Attn: Chief Executive Officer

Fax: [__________]

Copy to (which shall not constitute notice):

Lowenstein Sandler LLP

One Lowenstein Drive

Roseland, New Jersey 07068

Attn: Steven Skolnick, Esq.

Fax: (973) 597-2477

9.2. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

9.3. Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

9.4. Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.5. Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriter, the QIU, the Company and the controlling persons, directors and officers referred to in Section 6 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Underwriter.

9.6. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

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9.7. Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

9.8. Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

9.9. No Fiduciary Relationship. The Company hereby acknowledges that each Underwriter is acting solely as underwriter, and the QIU is acting solely as a “qualified independent underwriter” within the meaning of FINRA Rule 5121, in connection with the Offering of the Shares. The Company further acknowledges that the Underwriter and the QIU are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm's length basis and in no event do the parties intend that the Underwriter or the QIU act or be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other person in connection with any activity that the Underwriter or the QIU may undertake or have undertaken in furtherance of the Offering of the Shares, either before or after the date hereof. The Representative on its own behalf and on behalf of the Underwriter, and the QIU hereby each expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company, the Representative on its own behalf and on behalf of the Underwriter, and the QIU agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriter or the QIU to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company's securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter or the QIU with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

9.10. Enforcement of Agreement. The Company acknowledges and agrees that the Underwriter would be irreparably damaged if any of the Company’s covenants hereunder, including without limitations those set forth in Section 4, is not performed in accordance with its specific terms and that any such breach of covenant could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which the Underwriter may be entitled, at law or in equity, it shall be entitled to seek enforcement of any covenant of the Company hereunder by a decree of specific performance and to seek temporary, preliminary and permanent injunctive relief to prevent a breach or threatened breach by the Company of any such covenant, without posting any bond or other undertaking.

[SIGNATURE PAGE FOLLOWS]

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If the foregoing correctly sets forth the understanding between the Underwriter, the QIU and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

PROVENTION BIO, INC.

By:
Name:
Title:

Accepted on the date first above written.

MDB CAPITAL GROUP LLC,

By:
Name:
Title:

Dougherty & Company LLC, as Qualified Independent Underwriter

By:
Name:
Title:

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